Exhibit 24

POWER OF ATTORNEY

Know all by these present that the undersigned hereby constitutes and appoints Chase Newman as their true and lawful attorney-in-fact to:

1.              execute for and on behalf of the undersigned the Form ID application for Excel Family Partners LLLP;

2.              do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form ID application for EDGAR codes, and the timely filing of such Form with the United States Securities and Exchange Commission and any other authority; and

3.              take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully and to all intents and purposes as he might or could do in person, with full power of substitution and resubstitution, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with federal or state securities laws.

This Power of Attorney shall remain in full force and effect for ninety (90) days from the date herein, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of September 14, 2023.

Excel Family Partners LLLP

By: FORTRESS HOLDINGS, LLC, its General Partner

/s/ Joanne Lytle
Name: Joanne Lytle
Title: Attorney-in-Fact for Bruce A. Cassidy, Sr., Manager